UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2003

Vail Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9614 51-0291762

(Commission File Number) (IRS Employer Identification No.)

137 Benchmark Road Avon, Colorado 81620

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (970) 845-2500

Not applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The information contained in this Item 9 is being published both pursuant to Item 9 and pursuant to Item 12 "Results of Operations and Financial Condition" of Form 8-K, in accordance with SEC Release Nos. 33-8216 and 34-7583.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this current report, including exhibits attached hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

On June 12, 2003, Vail Resorts, Inc. issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2003 Vail Resorts, Inc.

By: /s/ Adam M. Aron
Adam M. Aron
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description Page No.

99.1 Press Release dated June 12, 2003 4